ARTICLES OF AMENDMENT
                               OF
      FLAHERTY & CRUMRINE PREFERRED INCOME FUND INCORPORATED


            Flaherty & Crumrine Preferred Income Fund Incorporated, a Maryland corporation (hereinafter the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

            FIRST: Part II of the Articles Supplementary Creating and Fixing the Rights of Money Market Cumulative Preferred Stock(tm) of the Corporation, filed with the Maryland State of Department of Assessments and Taxation ("SDAT") on April 12, 1991, as amended (the "Articles Supplementary") is hereby amended as follows:

            by deleting in its entirety the definition of "Eligible Asset Cure Date" set forth under (ii) in the Definitions section of the Articles Supplementary and substituting therefor the following:

"(ii)	"Eligible Asset Cure Date" means (i) the
tenth Business Day following an Eligible Asset
Evaluation Date as to which an Accountants'
Certificate is not required to be delivered, except if any Eligible Asset Evaluation Date on which Eligible Asset Coverage is not met is also an Auction Date, then the fifth Business Day following such Eligible Asset Evaluation Date or
(ii) the third Business Day following a
Confirmation Date with respect to which the Corporation has not delivered to the APS Paying
Agent an Accountants' Certificate confirming the Certificate of Eligible Asset Coverage relating to the immediately preceding Eligible Asset
Evaluation Date.";

            by deleting in its entirety the definition of "Eligible Asset Evaluation Date" set forth under (jj) in the Definitions section of the Articles Supplementary and substituting therefor the following:

 "(jj)	"Eligible Asset Evaluation Date" means (i)
April 12, 1991, (ii) each succeeding Friday following the Date of Original Issue (or, if such date is not a Business Day, the first Business Day preceding or following such Friday, as the Corporation shall determine), (iii) the Business
Day preceding the day on which any notice is sent to Holders or prior Holders as to the payment of any Additional Distribution, (iv) the Business Day preceding any day on which the Board of Directors approves the redemption of shares of the Corporation's Common Stock or (v) such other date as the Fund and Moody's (if Moody's is then rating the Preferred Shares) may agree to for purposes of determining the Eligible Asset Coverage Amount.";

            by deleting in its entirety the table and the lead-in description thereto under the heading "Diversification Limitations" set forth in the definition of "Eligible Assets" under (ll) in the Definitions section of the Articles Supplementary and substituting therefor the following:

      "DIVERSIFICATION LIMITATIONS:

In addition, portfolio holdings as described below must be within the applicable diversification and issue size requirements set forth in the tables below in order to be included in Moody's Eligible
Assets:

Prior to September 19, 2008 and on or after February 1, 2009

The information will be in the following order:

RATINGS (1)
MAXIMUM SINGLE ISSUER, NON-UTILITY (2) (3)
MAXIMUM SINGLE ISSUER, UTILITY (2) (3)
MAXIMUM SINGLE INDUSTRY, NON-UTILITY (3) (4)
MAXIMUM SINGLE INDUSTRY, UTILITY (3) (4)
MINIMUM ISSUE SIZE ($ IN MILLION) (5)

Aaa
100%
50%
100%
50%
$100

Aa
20
10
60
50
100

A
10
10
40
40
100

Baa, CS
(6)
6
5
20
30
100

Ba
4
4
12
12
50

Bl-B2
3
0
8
0
50

B3 or below
2
0
5
0
50

On and after September 19, 2008 through January 31, 2009

The information will be in the following order:

RATINGS (1)
MAXIMUM SINGLE ISSUER, NON-UTILITY (2) (3)
MAXIMUM SINGLE ISSUER, UTILITY (2) (3)
MAXIMUM SINGLE INDUSTRY, NON-UTILITY, NON REIT, AND
     NON-INSURANCE (3) (4)
MAXIMUM SINGLE INDUSTR
Y, REIT AND INSURANCE (3) (4)
MAXIMUM SINGLE INDUSTRY, UTILITY (3) (4)
MINIMUM ISSUE SIZE ($ IN MILLION) (5)

Aaa
100%
50%
100%
100%
50%
$100

Aa
20
10
60
60
50
100

A
10
10
40
40
40
100

Baa, CS
(6)
6
5
20
30
40
100

Ba
4
4
12
12
15
50

Bl-B2
3
0
8
8
0
50

B3 or below
2
0
5
5
0
50


(1)	Refers to the securities of the portfolio holding.
(2)	Companies subject to common ownership of 25% or more are
considered as one issuer (except for the operating
subsidiaries of regulated utility companies).
(3)	Percentages represent a portion of the aggregate Market
Value of the portfolio.
(4)	Industries are determined according to Moody's Industry
Classifications, as defined by Moody's.
(5)	Except for preferred stock, which has a minimum issue size
of $50 million and securities issued by FNMA, FHLMC or
GNMA, which has no minimum issue size.
(6)	CS refers to common stock which is diversified
independently of its rating level."


            SECOND: The amendments to the Charter of the Corporation set forth in the Article FIRST above were approved by a majority of the entire Board of Directors in accordance with subsections (a) and
(c) of Section 2-603 of the Maryland General Corporation Law, there being no stock entitled to vote on the amendment.

            IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment and do hereby acknowledge that these Articles of Amendment are the act and deed of the Corporation and that, to the best of their knowledge, information and belief, the matters and facts contained herein with respect to authorization and approval are true in all material respects, under the penalties of perjury.

DATE:  September 30, 2008
   /s/ Donald F. Crumrine

Donald F. Crumrine
Chief Executive Officer
WITNESS:

/s/ Chad C. Conwell
Chad C. Conwell
Secretary